Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-289583, 333-219214, 333-145455, 333-115930, and 333-40806 on Form S-8 of Beasley Broadcast Group, Inc. of our report dated April 8, 2026 relating to the consolidated financial statements, appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP

Los Angeles, California
April 8, 2026